UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2008

SILVERSTAR MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-140299
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

621 Bank Street, Wallace, Idaho 83873
(Address of principal executive offices and Zip Code)

(604) 960-0535
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2008, Derick Sinclair resigned as chief financial officer, secretary and treasurer of our company. There were no disagreements among Mr. Sinclair, our company or our company’s board of directors on any matter relating to our company’s operations, policies or practices and there were no disagreements on any matter relating to the resignation of Mr. Sinclair as chief financial officer, secretary and treasurer of our company.

On March 7, 2008, we appointed John Jardine as chief financial officer, secretary and treasurer of our company.

Mr. Jardine has 25 years experience managing accounting and financial compliance for private and public companies trading on various Canadian and US exchanges. As president of J. W. Jardine & Company Ltd. in West Vancouver, B.C., an accounting firm providing services to public and private companies, Mr. Jardine specializes in compliance financial reporting, company tax planning and tax preparation. From 1988 to 1989 he was vice president of finance at Samoth Financial in Vancouver, in charge of in-house accounting department supervision and public company and real estate transactions. From 1984 to 1988 he was vice president of finance at Noramco Capital in Vancouver, BC, where he managed more than fifty (50) Vancouver and Toronto Stock Exchange listed companies in regards to financial compliance and also liaised with external auditors.

Our board of directors now consist of Jim MacKenzie.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSTAR MINING CORP.

/s/ Jim MacKenzie
Jim MacKenzie
President, Chief Executive Officer
and Director

Date: March 7, 2008